EXHIBIT 23.6


           CONSENT OF LEO JEGARD ET ASSOCIES, INDEPENDENT ACCOUNTANTS

We have audited the balance sheets of ECI Telecom sarl France as of december 31, 2002 and 2001, and our INDEPENDENT AUDITOR'S REPORT has been issued on January 31, 2003.

We are aware that the financial statements of the Company which we have audited are consolidated in the financial statements of ECI Telecom Limited.

We consent to the incorporation by reference in the registration statements on Form S-8 of ECI Telecom Ltd. pertaining to the ECI Telecom Ltd. Employee Share Purchase Plan and ECI Telecom Ltd. U.S. Employee Share Purchase Plan and the registration statements on Form S-8 (No.s 333-103669, 333-12868, 333-9860,
333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI Telecom
Ltd. of our report dated January 31, 2003 with respect to the financial statements of ECI Telecom Ltd. as at December 31, 2002, incorporated by reference into ECI Telecom Ltd.'s current report on Form 8-K.

Leo Jegard et Associes

Pierre-Bernard WILLOT

June 2, 2003
/s/ Leo Jegard et Associes